UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2020

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39310	84-3721253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
805 Broadway Street, Suite 900, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 914-1220

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ZI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
In connection with the initial public offering (the “Offering” or the "IPO") by ZoomInfo Technologies Inc. (the “Company”) of its Class A common stock, par value $0.01 per share (the “Common Stock”), described in the prospectus (the “Prospectus”), dated June 3, 2020, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-236674) (as amended, the “Registration Statement”), the following agreements were entered into:

•
the Fifth Amended and Restated Limited Liability Company Agreement of ZoomInfo Holdings LLC (“ZoomInfo OpCo”), dated June 3, 2020, by and among the Company, ZoomInfo HoldCo, ZoomInfo OpCo and the other parties thereto (the “ZoomInfo OpCo Limited Liability Company Agreement”);

•
the Amended and Restated Limited Liability Company Agreement of ZoomInfo Intermediate Holdings LLC (“ZoomInfo HoldCo”), dated June 3, 2020, by and among ZoomInfo HoldCo, the Company and the other parties thereto (the “ZoomInfo HoldCo Limited Liability Company Agreement”);

•	the Exchange Tax Receivable Agreement, dated June 3, 2020, by and among the Company and each of the other persons from time to time party thereto (the “Exchange Tax Receivable Agreement”);

•	the Reorganization Tax Receivable Agreement, dated June 3, 2020, by and among the Company and each of the other persons from time to time party thereto (the “Reorganization Tax Receivable Agreement”);

•	the Registration Rights Agreement, dated June 8, 2020, by and among the Company and each of the other persons from time to time party thereto (the “Registration Rights Agreement”); and

•	the Stockholders Agreement, dated June 3, 2020, by and among the Company and each of the other persons from time to time party thereto (the “Stockholders Agreement”).
The ZoomInfo OpCo Limited Liability Company Agreement, the ZoomInfo HoldCo Limited Liability Company Agreement, the Exchange Tax Receivable Agreement, the Reorganization Tax Receivable Agreement, the Registration Rights Agreement and the Stockholders Agreement are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein. Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” in the Prospectus.
Item 1.02    Termination of a Material Definitive Agreement.
On June 8, 2020, the Company (i) repaid in full all outstanding indebtedness under that certain Second Lien Credit Agreement, dated as of February 1, 2019 (the “Second Lien Credit Agreement”), by and among ZoomInfo LLC (formerly known as DiscoverOrg, LLC), ZoomInfo Midco, LLC (formerly known as DiscoverOrg Midco LLC), Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the lenders party thereto from time to time, and (ii) terminated such agreement.
Item 3.03    Material Modification to Rights of Security Holders.
The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,
2020 Omnibus Incentive Plan
Effective June 3, 2020, the Company’s Board of Directors and its stockholders adopted and approved the Company's 2020 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) substantially in the form previously filed as Exhibit 10.7 to the Registration Statement. The Omnibus Incentive Plan provides for the granting of stock, stock options, restricted stock units, and other stock-based or performance-based awards to certain directors, officers, employees, consultants and advisors of the Company and its affiliates. For further information regarding the Omnibus Incentive Plan, see “Executive Compensation—Compensation Arrangements to be Adopted in Connection with This Offering—2020 Omnibus Incentive Plan” in the Prospectus.
A copy of the Omnibus Incentive Plan is filed herewith as Exhibit 10.7 and incorporated herein by reference. The above description of the Omnibus Incentive Plan is not complete and is qualified in its entirety by reference to such exhibit.
2020 Employee Stock Purchase Plan
Effective June 3, 2020, the Company’s Board of Directors and its stockholders adopted and approved the Company's 2020 Employee Stock Purchase Plan (the “ESPP”) substantially in the form previously filed as Exhibit 10.8 to the Registration Statement. The ESPP provides eligible employees of the Company with an opportunity to purchase the Company’s Class A common stock. For further information regarding the ESPP, see “Executive Compensation—Compensation Arrangements to be Adopted in Connection with this Offering— Employee Stock Purchase Plan” in the Prospectus.
A copy of the ESPP is filed herewith as Exhibit 10.8 and incorporated herein by reference. The above description of the ESPP is not complete and is qualified in its entirety by reference to such exhibit.
CEO Employment Agreement
On May 27, 2020, the Company and ZoomInfo OpCo entered into an employment agreement with Henry Schuck, its Chief Executive Officer (the “CEO Employment Agreement”) which became effective upon the closing of the Offering, substantially in the form previously filed as Exhibit 10.22 to the Registration Statement. For further information regarding the CEO Employment Agreement, see “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Mr. Schuck’s Employment Agreement” and “Executive Compensation—Termination and Change in Control Provisions—Mr. Schuck’s Employment Agreement.”
A copy of the CEO Employment Agreement is filed herewith as Exhibit 10.9 and incorporated herein by reference. The above description of the CEO Employment Agreement is not complete and is qualified in its entirety by reference to such exhibit.

IPO Equity Awards
On June 3, 2020, in connection with the IPO, and in order to incentivize future employee performance and retention, the Company made grants under the Omnibus Incentive Plan to certain officers and employees, including Mr. Schuck, Cameron Hyzer, the Company’s Chief Financial Officer, and Chris Hays, the Company’s Chief Revenue Officer (collectively, the “named executive officers”), of Class P Units in ZoomInfo OpCo (“Class P Units”), LTIP Units in ZoomInfo OpCo (“LTIP Units”) and restricted stock units covering shares of Class A common stock.
The Class P Unit and LTIP Unit grants to the Company’s named executive officers in connection with the IPO were made in the following amounts and with the following vesting terms: (i) Mr. Schuck received 450,000 Class P Units vesting in three equal installments on each of the second, third and fourth anniversaries of the grant date; (ii) Mr. Hyzer received 90,000 Class P Units vesting in three equal installments on the dates that are two and a half, three and a half, and four and a half years following the grant date; and (iii) Mr. Hays received 90,000 Class P Units and 47,620 LTIP Units, each vesting in three equal installments on the dates that are two and a half, three and a half, and four and a half years following the grant date. Each of the Class P Unit agreements for named executive officers will provide for a participation threshold (i.e., strike price) equal to the IPO offering price.
The Class P Unit and LTIP Unit awards described above are subject to “double triggered” vesting protection, such that vesting will accelerate in the event of a termination without “cause” or a termination for “good reason,” in each case, occurring within 12 months following a change in control. Additionally, Mr. Schuck’s Class P Unit award is subject to potential accelerated vesting upon certain additional employment termination events pursuant to the terms of his employment agreement.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 3, 2020, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), in the form previously filed as Exhibit 3.1 to the Registration Statement, and the Company’s Amended and Restated Bylaws (the “Bylaws”), in the form previously filed as Exhibit 3.2 to the Registration Statement, became effective. The Charter, among other things, provides that the Company’s authorized capital stock consists of 2,500,000,000 shares of Class A common stock, 500,000,000 shares of Class B common stock, 300,000,000 shares of Class C common stock and 200,000,000 shares of preferred stock. A description of the Company’s capital stock, after giving effect to the adoption of the Charter and Bylaws, has previously been reported by the Company in the Registration Statement. The Charter and Bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.
Item 8.01    Other Events.
On June 8, 2020, the Company completed the Offering of 51,175,000 shares of Class A Common Stock (including shares issued pursuant to the exercise in full of the underwriters’ option to purchase additional shares) for cash consideration of $21.00 per share (net of underwriting discounts) to a syndicate of underwriters led by J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC., as joint lead book-running managers for the Offering, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, and Wells Fargo Securities, LLC, as joint book-running managers for the Offering. Canaccord Genuity LLC, JMP Securities LLC, Mizuho Securities USA LLC, Piper Sandler & Co., Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., and Roberts & Ryan Investments, Inc. as co-managers for the Offering.

As contemplated in the Prospectus, the Company has used all of the proceeds from the Offering (including shares issued pursuant to the exercise in full of the underwriters’ option to purchase additional shares) to purchase 48,528,783 newly issued HoldCo Units from ZoomInfo HoldCo for approximately $966.9 million (which ZoomInfo HoldCo in turn used to purchase the same number of newly issued OpCo Units from ZoomInfo OpCo), to purchase 2,370,948 OpCo Units from certain Pre-IPO OpCo Unitholders for approximately $47.2 million, and to fund $5.5 million of merger consideration payable to certain Pre-IPO Blocker Holders in connection with the Blocker Mergers. ZoomInfo OpCo used the proceeds it received through ZoomInfo HoldCo from this Offering to redeem and cancel all outstanding Series A Preferred Units of ZoomInfo OpCo for approximately $274.2 million, including accumulated but unpaid distributions and related prepayment premiums, to repay the entire aggregate principal amount under the Second Lien Credit Agreement, for approximately $380.6 million, including related prepayment premiums and accrued interest, to repay $35.0 million of outstanding borrowings under the Company’s first lien revolving credit facility and to pay certain expenses related to this Offering, with the remaining proceeds intended to be used for general corporate purposes.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of ZoomInfo Technologies Inc.
3.2	Amended and Restated Bylaws of ZoomInfo Technologies Inc.
10.1	Fifth Amended and Restated Limited Liability Company Agreement of ZoomInfo Holdings LLC, dated as of June 3, 2020.
10.2	Amended and Restated Limited Liability Company Agreement of ZoomInfo Intermediate Holdings LLC, dated as of June 3, 2020.
10.3	Exchange Tax Receivable Agreement, dated as of June 3, 2020, by and among the Company and each of the other persons from time to time party thereto.
10.4	Reorganization Tax Receivable Agreement, dated as of June 3, 2020, by and among the Company and each of the other persons from time to time party thereto.
10.5	Registration Rights Agreement, dated as of June 8, 2020, by and among the Company and each of the other persons from time to time party thereto.
10.6	Stockholders Agreement, dated as of June 3, 2020, by and among the Company and each of the other persons from time to time party thereto.
10.7	ZoomInfo Technologies Inc. 2020 Omnibus Incentive Plan
10.8	ZoomInfo Technologies Inc. 2020 Employee Stock Purchase Plan
10.9	Employment Agreement, dated as of May 27, 2020, between ZoomInfo Technologies Inc., ZoomInfo OpCo and Henry Schuck

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.

Date: June 8, 2020

	By:	/s/ Anthony Stark

	Name:	Anthony Stark

	Title:	General Counsel and Corporate Secretary